As filed with the Securities and Exchange Commission on April 6, 2023

Registration No. 333-270919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ra Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-3661826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jonathan Will McGuire

Chief Executive Officer

Ra Medical Systems, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Jr., Esq. Arnall Golden Gregory LLP Suite 2100 171 17th Street NW Atlanta, Georgia 30363-1031 (404) 873-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

____________________

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Ra Medical Systems, Inc. (File No. 333-270919) (the “Registration Statement”) is being filed as an exhibit-only filing in order to file a Form of Securities Purchase Agreement and Registration Rights Agreement, filed herewith as Exhibits 4.2.1 and 4.2.2, respectively.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Form of Securities Purchase Agreement and Registration Rights Agreement, filed herewith as Exhibits 4.2.1 and 4.2.2, respectively.  The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

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Item 16. Exhibits

(a) The following exhibits are filed as part of this registration statement:

Exhibit No.

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
2.1*	Amended and Restated Agreement and Plan of Merger, dated January 9, 2023, by and among Ra Medical Systems, Inc., Rapid Merger Sub 1, Inc., Rapid Merger Sub 2, LLC, and Catheter Precision, Inc.	8-K	001-38677	2.1	01/13/2023

3.1.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38677	3.1	10/01/2018

3.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ra Medical Systems, Inc., dated as of September 20, 2022	8-K	001-38677	3.1	09/20/2022

3.1.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. (effective 11/16/2020)	8-K	001-38677	3.1	11/17/2020

3.1.3	Certificate of Designation of Series X Convertible Preferred Stock	8-K	001-38677	3.1	01/13/2023

3.1.4	Certificate of Designation of Series A Convertible Preferred Stock	8-K	001-38677	3.2	01/13/2023

3.2.1	Amended and Restated Bylaws of the Registrant.	8-K	001-38677	3.2	10/01/2018

3.2.2	Bylaws Amendment (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 17, 2022)	8-K	001-38677	3.1	08/17/2022

4.1	Specimen common stock certificate of the Registrant.	S-1	333-226191	4.1	7/16/2018

4.2.1	Securities Purchase Agreement dated January 9, 2023 between the Company and the Master Fund	8-K	001-38677	10.4	01/13/2023

4.2.2	Registration Rights Agreement dated January 9, 2023 between the Company and the Master Fund	8-K	001-38677	10.5	01/13/2023

4.3	Form of warrant issued in May 2020	8-K	001-38677	4.1	05/22/2020

4.4	Form of pre-funded warrant issued in May 2020	8-K	001-38677	4.2	05/22/2020

4.5	Form of placement agent warrant issued in May 2020	8-K	001-38677	4.3	05/22/2020

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4.6	Form of warrant offered in July 2020	S-1	333-239887	4.3	07/16/2020

4.7	Form of pre-funded warrant issued in July 2020	S-1	333-239887	4.4	07/16/2020

4.8	Form of placement agent warrant offered in July 2020	S-1	333-239887	4.5	07/16/2020

4.9	[omitted.]

4.10	Form of Series B Warrant offered in February 2022	S-1/A	333-262195	4.9	02/03/2022

4.11	[omitted.]

4.12	Warrant Agency Agreement dated February 8, 2022, by and between the Registrant and American Stock & Trust Company LLC	8-K	001-38677	4.4	02/09/2022

4.12.1	Amendment No. 1, dated July 22, 2022, to February 8, 2022 Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC	10-Q	001-38677	4.7	08/15/2022

4.13	Form of Series E Warrant offered in January 2023	8-K	001-38677	4.1	01/13/2023

4.14	Form of Series F Warrant issued March 23, 2023	8-K	001-38677	4.2	01/13/2023

4.15	Form of Series G Warrant issued in March 23, 2023	8-K	001-38677	4.3	01/13/2023

5.1^	Opinion of Arnall Golden Gregory LLP.

23.1^	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

23.2^	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.4^	Consent of Arnall Golden Gregory LLP (Included in Exhibit 5.1).

24.1^	Power of Attorney (included on the signature page to this Registration Statement).

107^	Filing Fee Table.

^ Previously Filed.

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 6, 2023.

RA MEDICAL SYSTEMS, INC.

By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Will McGuire
Jonathan Will McGuire	Director and Chief Executive Officer (Principal Executive Officer)	April 6, 2023
/s/ Steven Passey
Steven Passey	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2023
*
David A. Jenkins	Executive Chairman of the Board of Directors	April 6, 2023
*
James J. Caruso	Director	April 6, 2023
*
Martin Colombatto	Director	April 6, 2023
*
Susanne Meline	Director	April 6, 2023

*By: /s/ Jonathan Will McGuire
Jonathan Will McGuire
Attorney-In-Fact

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